UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 1, 2012

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective July 1, 2012 (the “Closing Date”), Blackman Kallick, LLP (“Blackman Kallick”), the independent registered public accounting firm of Universal Insurance Holdings, Inc. (the “Company”), consummated a merger with Plante & Moran, PLLC (“Plante & Moran”), with Plante & Moran being the surviving legal entity. As of the Closing Date, Plante & Moran succeeded Blackman Kallick as the Company’s independent registered public accounting firm as a matter of law, and the Company formally engaged Plante & Moran as its new independent registered public accounting firm. On July 1, 2012, the foregoing changes were unanimously approved and ratified by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

Blackman Kallick’s reports on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through July 1, 2012, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Blackman Kallick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Blackman Kallick would have caused Blackman Kallick to make reference thereto in its reports on the Company’s financial statements for such years, and (ii) except as noted below, no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

In 2010, the Company determined that its Condensed Consolidated Financial Statements for the quarter ended March 31, 2010 reflected an accounting error relating to other-than-temporary impairment of an investment security that was sold at a loss after March 31, 2010, but before the Company filed its Form 10-Q for the quarter. The Audit Committee, in consultation with the Company’s management, concluded that the impairment of the investment security should have been reflected in the Company’s Condensed Consolidated Financial Statements for the quarter ended March 31, 2010. Following a review of its controls and processes for recording and monitoring investments in an unrealized loss position, the Company’s management determined that its failure to timely record the impairment in its investment portfolio constituted a material weakness. The material weakness resulted in the restatement of the Company’s Condensed Consolidated Financial Statements for the quarter ended March 31, 2010.

In 2011, the Company determined that a clerical error in the coding of a single investment security by its external provider of investment accounting services had resulted in overstatements of unrealized gains on investments and realized gains on investments in the Company’s Condensed Consolidated Financial Statements for the three- and nine-month periods ended September 30, 2010. Following a review of its controls and processes for monitoring the work performed by the provider of investment accounting services, the Company’s management, in consultation with the Audit Committee, determined that the Company’s failure to timely detect the coding error for the investment security in its investment portfolio constituted a material weakness. The material weakness resulted in the restatement of the Company’s Condensed Consolidated Financial Statements for the quarter ended September 30, 2010.

During the two fiscal years ended December 31, 2011 and 2010 and the subsequent interim period through July 1, 2012, neither the Company, nor anyone on its behalf, consulted Plante & Moran regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of the Company, and no written report or oral advice was provided to the Company by Plante & Moran that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Blackman Kallick with a copy of this Form 8-K and requested that Blackman Kallick provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Blackman Kallick agrees with the above disclosures. A copy of Blackman Kallick’s letter, dated July 1, 2012, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

16.1	Letter to the Securities and Exchange Commission from Blackman Kallick, LLP dated July 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 5, 2012	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ George R. De Heer
George R. De Heer
Chief Financial Officer